Exhibit 99.2

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS

($ In thousands)

(Unaudited)

	Six Months Ended June 30,
	2015	2014
Net sales	$85,084	$83,830
Cost of goods sold	68,151	65,887
Gross profit	16,933	17,943
Selling, general and administrative expenses	13,381	13,653
Restructuring costs	—	186
Operating income	3,552	4,104
Foreign exchange transaction loss (gain)	144	(141)
Other expense - net	1	9
Interest expense - net	3,263	3,180
Income before income taxes	144	1,056
Income tax provision	129	435
Net income	15	621
Loss attributable to noncontrolling interests	(9)	(84)
Net income attributable to FiberMark	$24	$705

See Notes to Condensed Consolidated Financial Statements

FIBERMARK NORTH AMERICA, INC. AND
FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

CONDENSED COMBINED AND CONSOLIDATED STATEMENT
OF COMPREHENSIVE INCOME (LOSS)

($ In thousands)

(Unaudited)

	Six Months Ended June 30,
	2015	2014
Combined net income	$15	$621
Currency translation adjustment	40	—
Combined comprehensive (loss) income	55	621
Comprehensive loss attributable to noncontrolling interest	(15)	(89)
Comprehensive income attributable to FiberMark	$70	$710

See Notes to Condensed Consolidated Financial Statements

FIBERMARK NORTH AMERICA, INC. AND
FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

CONDENSED COMBINED AND CONSOLIDATED BALANCE SHEET

($ In thousands)

(Unaudited)

June 30, 2015
ASSETS
Current Assets
Cash and cash equivalents	$6,265
Accounts receivable, net of allowance of $739	17,048
Inventories	24,233
Prepaid expenses and other current assets	1,642
Deferred income taxes	2,645
Prepaid income taxes	1,457
Total Current Assets	53,290
Property, Plant and Equipment, at cost	88,126
Less accumulated depreciation	(44,112)
Property, plant and equipment—net	44,014
Intangible Assets—net	51,534
Goodwill	65,996
Deferred financing costs, net	2,177
TOTAL ASSETS	$217,011

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Debt payable within one year	$8,978
Accounts payable	8,250
Accrued expenses	8,797
Total Current Liabilities	26,025
Long-term debt, less current portion	72,563
Deferred Income Taxes	25,793
Other long-term liabilities	12,997
TOTAL LIABILITIES	137,378
Contingencies and Legal Matters (Note 10)
Total FiberMark equity	79,242
Noncontrolling interest	391
TOTAL STOCKHOLDERS’ EQUITY	79,633
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$217,011

See Notes to Condensed Consolidated Financial Statements

FIBERMARK NORTH AMERICA, INC. AND
FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

($ In thousands)

(Unaudited)

	Six Months Ended June 30,
	2015	2014
OPERATING ACTIVITIES
Net income	$15	$621
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,304	5,651
Share-based compensation awards expense	79	155
Loss on disposal of assets	—	14
Bad debt expense	67	68
Deferred income taxes	(888)	(888)
Increase in working capital	(2,932)	(381)
Other long-term liabilities	(332)	(476)
Restructuring costs	—	186
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,313	4,950
INVESTING ACTIVITIES
Acquisition of property, plant and equipment	(1,968)	(1,634)
Net assets of acquired companies, net of cash acquired	385	(646)
NET CASH USED IN INVESTING ACTIVITIES	(1,583)	(2,280)
FINANCING ACTIVITIES
Net borrowing on revolving credit line	(500)	—
Repayments of long-term debt	(487)	(2,619)
Debt issuance costs	(336)	(113)
Contributions by noncontrolling interest	—	409
NET CASH USED IN FINANCING ACTIVITIES	(1,323)	(2,323)
Effect of exchange rate changes on cash	(196)	(217)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,789)	130
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	8,054	4,266
CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,265	$4,396

Supplemental cash flow information
Interest paid	$2,803	$2,991
Income taxes paid	$760	$1,048

See Notes to Condensed Consolidated Financial Statements

FIBERMARK NORTH AMERICA, INC. AND

FIBERMARK RED BRIDGE INTERNATIONAL, LTD.

NOTES TO CONDENSED COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in thousands, except as noted)

Note 1 - Background and Basis of Presentation

Background

FiberMark North America, Inc. and FiberMark Red Bridge International, Ltd. (collectively “FiberMark” or the “Company”) produce specialty fiber-based materials in North America and the United Kingdom (U.K.). Headquartered in West Springfield, Massachusetts, the Company currently operates seven production facilities located in the eastern region of the United States (U.S.) and one in the U.K. from which it serves its customers worldwide.

Pursuant to the terms of the Cooperative Agreement dated September 8, 2011, a joint venture (“JV”) was formed by and among FiberMark North America, Inc., holding 51% and CYP Specialty Paper (Shanghai) Co. Ltd. together with Paper World Co. Ltd., (CYP), holding 49%.  Subsequently, on January 17, 2012, the JV established a Hong Kong company, FiberMark CYP Co., Limited (“HK”).  In 2012, the HK JV company further formed Avante, Co., Ltd (“Avante”) a wholly-foreign owned company in the People’s Republic of China for the purpose of trading and manufacturing certain agreed-upon products.  The accounts of Avante have been consolidated with FiberMark North America, Inc.  All significant intercompany balances and transactions have been eliminated in consolidation.  Prior to 2014, the JV had no significant activity.

Basis of Consolidation and Presentation

These statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Management believes that the disclosures made are adequate for a fair presentation of the Company’s results of operations, financial position and cash flows. In the opinion of management, the condensed consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the results of operations, financial position and cash flows for the interim periods presented herein.  The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make extensive use of estimates and assumptions that affect the reported amounts and disclosures.  Actual results may vary from these estimates.

These condensed combined and consolidated financial statements should be read in conjunction with FiberMark’s combined and consolidated financial statements and notes thereto for the year ended December 31, 2014.  The results of operations for any interim period are not necessarily indicative of the results of operations to be expected for the full year.

The condensed consolidated financial statements of FiberMark and its subsidiaries included herein are unaudited, except for the December 31, 2014 condensed consolidated balance sheet, which was derived from audited financial statements. The combined financial statements include FiberMark North America, Inc. and FiberMark Red Bridge International, Ltd. All significant intercompany transactions and accounts have been eliminated in combination.  FiberMark North America, Inc. includes the accounts of its 51% owned subsidiary, Avante. All significant intercompany balances and transactions have been eliminated in consolidation.

On December 28, 2007, the Company was acquired by ASP FiberMark Holdings, LLC (the “Parent Company”), which is owned by American Securities Capital Partners, LLC, together with certain minority holders. In connection with this acquisition, the accounts of the Company have been adjusted using the push-down basis of accounting to recognize the allocation of the consideration paid to the respective net assets acquired.

Note 2 - Inventories

The following table presents inventories by major class:

June 30, 2015
Raw materials	$6,737
Work in progress	11,799
Finished goods	5,368
Finished goods on consignment	329
Total	$24,233

Note 3 - Intangible assets

The following table presents changes in the carrying amount of goodwill for the six months ended June 30, 2015:

Balance at December 31, 2014	$65,961
Foreign currency translation adjustment	35
Balance at June 30, 2015	$65,996

The following table provides the gross carrying value and accumulated amortization for each class of intangible assets:

		June 30, 2015
	Useful Life	Gross Amount	Accumulated Amortization
Amortizable intangible assets:
Customer relationships	15 years	$59,981	$(29,889)
Technology	10 years	2,400	(1,800)
Software	10 years	300	(225)
Total amortizable intangible assets		62,681	(31,914)
Indefinite lived intangible assets:
Trademarks		14,953
Corporate name	Not amortized	5,814
Total		$83,448	$(31,914)

For the six months ended June 30, 2015, intangible assets decreased by $0.1 million due to changes in foreign currency exchange rates.

Note 4 - Debt

On December 28, 2007, in connection with the sale transaction, FiberMark North America, Inc. entered into a revolving credit and term loan agreement with General Electric Capital Corporation as lead lender and agent to certain other financial institutions as lender and documentation agent. The credit facility is secured by substantially all of the Company’s assets.

Effective December 7, 2012, the Company agreed to an amended and restated credit agreement.  Terms under the $102 million facility are as follows:

Base Rate Index/Type	Margin Over Index
LIBOR	5.50%
LIBOR Floor	1.25%
Prime rate	4.50%
Unused line fee	0.50%
Agency fee	$75,000 annually

The amended and restated facility provides for a $12.0 million revolving credit facility, with advances repayable daily and matures on December 28, 2017.  The borrowing rates are determined at the Company’s discretion based on the terms of the agreement.  The outstanding balance on this facility was $2.5 million at June 30, 2015.

Long-term debt is summarized as follows:

June 30, 2015
Term loan - Optional interest rate at LIBOR plus applicable margin (6.75% as of June 30, 2015), payable quarterly or monthly, or prime plus applicable margin (7.75% as of June 30, 2015), payable monthly, due December 28, 2017.	$79,041
Less current portion	6,478
Long-term portion	$72,563

The credit facility is subject to quarterly covenants, which among other things, requires the Company to maintain certain financial ratios.  The company was in default on the leverage covenant at the December 31, 2014 reporting period.  On March 21, 2015, the Company entered into a waiver and amendment agreement with the lenders which included a revision of the leverage covenants.

Note 5 - Restructuring

In 2014, 2013, 2010, and 2009, in response to a weakening economy, management committed to a performance improvement plan that included a company-wide workforce reduction, elimination of certain product lines and a re-alignment of work flows at and between locations.

The following is a reconciliation of the beginning and ending balances of the restructuring liability (in thousands):

	December 31, 2014	2015 Provision	2015 Charges and Expenditures	June 30, 2015
Other costs	858	—	(159)	699
	$858	$—	$(159)	$699

Note 6 - Employee benefit plans

Multi-employer plan

The hourly employees at the Lowville, New York, facility are covered by a multi-employer defined benefit plan.  For the six months ended June 30, 2015 and 2014, the Company’s expense under this plan was $30 thousand and $35 thousand, respectively.

The Company contributes to a multi-employer pension plan under a collective bargaining agreement which provide retirement benefits for its various union employees.  The risks of participating in multi-employer plans are different from single employer plans as assets contributed are available to provide benefits to employees of other employers and unfunded obligations from an employer that discontinues contributions are the responsibility of all remaining employers.  In addition, in the event of a plan’s termination or the Company’s withdrawal from a plan, the Company may be liable for a portion of the plan’s unfunded vested benefits.  The Company does not anticipate withdrawal from the plans, nor is the Company aware of any expected plan terminations. The Company’s contributions to these plans were less than 5% of each such plan’s total contributions.

Defined contribution plans

The Company has several qualified defined contribution plans covering certain hourly and salaried employees.  The plans permit employee salary deferrals up to 75% of salary, with the Company match ranging from 0% to 3%, depending on the plan and the level of employee deferral.  For the six months ended June 30, 2015 and 2014, employer contributions to the defined contribution plans were $0.3 million.

Defined benefit plans

The Company sponsored a qualified defined benefit plan covering certain U.S. employees. This plan became fully frozen during 2009 and plan assets are invested principally in equity, government, corporate debt securities and other fixed income mutual funds. The Company annually contributes to the U.S. plan at least the minimum amount as required by the Employee Retirement Income Security Act of 1974.

As part of the Crocker acquisition in 2014 (Note 12), the Company assumed the liability of the Crocker pension plan. This plan was frozen and merged into the Company’s U.S. Plan during 2014.

The Company sponsors a defined benefit plan covering all U.K. employees, which is designed to provide a monthly pension upon retirement.  This plan became fully frozen during 2011 and plan assets are primarily invested in equity mutual funds.

Net periodic pension expense included the following components for the six months ended June 30, 2015:

	Six Months Ended June 30,
	2015	2014
Interest cost	$965	$999
Service cost	—	14
Expected return on plan assets	(1,374)	(1,323)
Net amortization and deferral:
Unrecognized loss	296	183
Net periodic pension income	$(113)	$(127)

The estimated employer contributions for fiscal year 2015 are $0.7 million and $0.1 million for the U.S. and U.K. pension plans, respectively.

Note 7 - Share-based compensation

Profits interest

The Parent Company of FiberMark North America, Inc., and FiberMark Red Bridge International, Ltd. created a profits interest plan, which authorized the grant of up to 100,000 profits interests to selected officers and employees of the Company. Although profits interest holders are entitled to profits in the Parent Company, the holders are officers or employees of the Company, and the related compensation expense is required to be recorded on the Company’s financial statements. Profits interests are settled in shares of the Parent Company.  Grants generally become vested at the end of the seventh year after the date of grant and do not expire, even upon termination of employment.  The profits interest plan provides for acceleration of vesting based on certain criteria as defined in the plan including a change in control.

No units were granted or exercised during the six months ended June 30, 2015. The Company recognized approximately $0.1 million of compensation expense for the six months ended June 30, 2015 and 2014.

Note 8 - Concentrations

Concentrations of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables.  The Company maintains its cash with high-credit quality financial institutions.  At times, such amounts may exceed Federally insured limits.  At June 30, 2015, the Company had cash balances that exceeded Federally insured limits of $5.8 million.  Concentrations of credit risk with respect to trade accounts receivable are mitigated by the large number of customers comprising the Company’s customer base, their dispersion across different geographic areas, and generally short payment terms. In addition, the Company closely monitors the extension of credit to its customers while maintaining allowances for potential credit losses. The Company evaluates its trade accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit considerations.

The following tables set forth total assets and net assets by geographic area:

	June 30, 2015
	Total assets	Net assets
US	$206,357	$74,138
UK	18,623	5,771
Eliminations	(7,969)	(276)
	$217,011	$79,633

Collective bargaining agreement

In the U.S. and the U.K., approximately 78% of the Company’s hourly employees are union members. The Company’s union employees are covered under various collective bargaining agreements, which expire at various times between 2015 through 2017. The agreement at Reading, Pennsylvania expires in September 2015 and the agreement at Brattleboro, Vermont expires in August 2015.  The agreement at Lowville, New York expires in November 2016.  The agreement at Fitchburg, Massachusetts expires in August 2017. The agreement at Bolton, England expired in May 2015. As of June 30, 2015, employees covered under agreements that expire in the next 12-months represent approximately 41% of all hourly employees of the Company.

Major supplier

The Company has a long-standing relationship with DuPont, a supplier of Tyvek®, and has never experienced a significant disruption in supply.  Although the Company is an approved DuPont converter and believes that it has a good relationship with DuPont, there can be no assurance that it will be able to continuously purchase adequate supplies of Tyvek®. Any material interruption in the supply of Tyvek® could have a material adverse effect on the financial condition or results of operations of the Company.

Major customers

For the six month ended June 30, 2015, sales to the Company’s largest customer exceeded 10% of total sales.  Sales to the top two customers in 2015 were 12.0% and 8.5%, respectively. Accounts receivable from these customers were approximately 20% of total accounts receivable at June 30, 2015.

Note 9 - Transactions with related parties

For the six month ended June 30, 2015 and 2014, the Company engaged in certain related-party transactions with the majority owner of the Parent Company.  Management and financial advisory consulting fees of $0.5 million and $0.5 million were paid for the six month ended June 30, 2015 and 2014, respectively.

Note 10 - Commitments and contingencies

The Company operates and invests in manufacturing and converting activities that adhere to environmental laws and regulations. Liabilities for loss contingencies, including environmental remediation costs, arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Recoveries from third parties that are likely to be realized, if any, are separately recorded, and are not offset against the related liability. For the six month ended June 30, 2015, the Company spent $0.8 million, for environmental purposes.

At June 30, 2015, the Company had outstanding $2.3 million in letters of credit, which reduce the Company’s available credit facilities.

The Company is subject from time to time to legal proceedings arising in connection with its business. It is management’s opinion that the ultimate resolution of such matters will not have a material adverse effect on the financial position of the Company.

Note 11 - Fair value of financial instruments

The Company’s material financial instruments at June 30, 2015 for which disclosure of estimated fair value is required by certain accounting standards consisted of cash, accounts receivable, accounts payable, accrued expenses and long-term debt.  The fair values of cash, accounts receivable, accounts payable and accrued expenses are equal to their carrying value because of their liquidity and short-term nature.  Based on borrowing rates currently available to the Company for similar debt instruments, the fair value of the long-term debt approximates its carrying value.